Exhibit 99.1

Media Contact:

Carrie Blewitt

cblewwitt@qorvis.com

202-448-3129

COMSTOCK HOMEBUILDING COMPANIES, INC. ENTERS INTO
PURCHASE CONTRACTS TO ACQUIRE CONDOMINIUM CONVERSIONS

Company contracts to purchase two existing apartment projects with a total of 594 units in the Northern Virginia suburbs

Reston, Virginia (September 9, 2005) – Comstock Homebuilding Companies, Inc. (Nasdaq: CHCI) (“Comstock or the “Company”) today announced that it had entered into definitive agreements to purchase two condominium conversion projects totaling 574 units in the Company’s primary market of the greater Washington DC metropolitan area.

Carter Lake Condominiums is a 258-unit existing apartment community located in Reston, Virginia in Fairfax County.  Through a substantial redevelopment effort including reconfiguration of unit layouts, new kitchens and flooring, exterior refinishing and amenity improvements the project is being converted to moderately priced, for-sale condominiums targeted to first time and early move-up home buyers.  Closing on the property by the Company is set for late 2005.  Sales are expected to open in the fourth quarter of 2005 with deliveries to begin in the second quarter of 2006.

Bellmeade Condominiums is a 316-unit existing apartment community located in Leesburg, Virginia in Loudoun County.  Through a redevelopment effort including new kitchens and flooring, exterior refinishing and amenity improvements the project is being converted to for-sale condominiums targeted to first time home buyers.  Closing on the property by the Company is set for late September 2005.  Financing will be provided by Bank of America.  Sales are expected to open in the fourth quarter of 2005 with deliveries to begin in the first quarter of 2006.

“These two acquisitions are perfectly aligned with our strategic focus on developing quality homes at price points targeted to first time and early move-up buyers,” said Christopher Clemente, Chairman and CEO.  “We see these types of condominium conversion projects as perfectly positioned to bridge the new and resale markets.  By identifying unique projects in desirable locations we offer quality “like-new” homes with standard warranties. These projects fill what we see as an affordability void in the greater Washington DC area. This is another example of our ability to efficiently invest the capital we raised in our IPO and follow-on offering and we are very excited these two projects.”

About Comstock Homebuilding Companies, Inc.

Comstock is a production homebuilder and real estate developer that develops, builds, and markets single-family homes, townhouses, mid-rise condominiums and high-rise condominiums. The Company currently operates in the Washington, D.C. and Raleigh, North Carolina markets where it targets a diverse range of buyers, including first-time, early move-up, secondary move-up, empty nester move-down and active adult home buyers. For more information on Comstock, please visit http://www.comstockhomebuilding.com.

Cautionary Statement Regarding Forward-Looking Statements

This release contains “forward-looking” statements that are made pursuant to the Safe Harbor provisions of the Private Securities Litigation Reform Act of 1995.  Statements that are predictive in nature, that depend upon or refer to future events or conditions, or that include words such as “may,” “will,” “expects,” “projects,” “anticipates,” “estimates,” “believes,” “intends,” “plans,” “should,” “seeks,” and similar expressions, including statements related to Comstock’s expected future financial results and anticipated growth in the Washington, D.C. housing market, are forward-looking statements.  Forward-looking statements involve known and unknown risks and uncertainties that may cause actual future results to differ materially from those projected or contemplated in the forward-looking statements.  These risks and uncertainties include, but are not limited to, economic, market and competitive conditions affecting Comstock and its operations and products, risks and uncertainties relating to the market for real estate generally and in the areas where Comstock has projects, the availability and price of land suitable for development, materials prices, labor costs, interest rates, Comstock’s ability to service its significant debt obligations, fluctuations in operating results, anticipated growth strategies, continuing relationships with affiliates, environmental factors, government regulations, the impact of adverse weather conditions or natural disasters and acts of war or terrorism.  Additional information concerning these and other important risks and uncertainties can be found under the heading “Risk Factors” in the prospectus from Comstock’s initial public offering, as filed with the Securities and Exchange Commission on December 15, 2004.  Comstock specifically disclaims any obligation to update or revise any forward-looking statements, whether as a result of new information, future developments or otherwise.